UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 2, 2019

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 16th Street, Suite 300, Denver, CO 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 2, 2019, Real Goods Solar, Inc. (the “Company”) closed the previously announced offering and sale of (a) “Primary Units,” each consisting of one share of the Company’s Class A common stock, par value $0.0001 (“Common Stock”), and a Series R Warrant to purchase one share of Common Stock (the “Series R Warrant), and (b) “Alternative Units,” each consisting of a Prepaid Series S Warrant to purchase one share of Common Stock (the “Series S Warrants,” and together with the Series R Warrants, collectively, the “Warrants”), and a Series R Warrant to purchase one share of Common Stock, pursuant to the Securities Purchase Agreement, dated as of April 2, 2019 (the “Purchase Agreement”), by and among the Company and three institutional and accredited investors (the “Investors”). As a result, the Company issued 15,938,280 shares of Common Stock, Series R Warrants to purchase 17,368,421 shares of Common Stock, and Series S Warrants to purchase 1,430,141 shares of Common Stock. The purchase price for a Primary Unit was $0.19 and the purchase price for an Alternative Unit was $0.18. The Primary Units and the Alternative Units are referred to in this Current Report on Form 8-K collectively as the “Units.”

The Company offered and sold the Units, the shares of Commons Stock and the Series R Warrants issued as part of the Primary Units, and the Series S Warrant and the Series R Warrants issued as part of the Alternative Units pursuant to an effective registration statement on Form S-3 (File No. 333-215985). In addition, the shares of Common Stock issuable upon exercise of the Warrants are also registered on the same registration statement.

The Company received net proceeds of approximately $2.9 million at the closing, after deducting commissions to the placement agents and estimated offering expenses payable by the Company associated with the offering.

The Units were not certificated. The shares of Common Stock were issued in electronic form and the Series R Warrants, the Series S Warrants, and the Placement Agent Warrant (as defined under Item 3.02 below) were issued in physical form separately at the closing. None of the Units, the Series R Warrants, the Series S Warrants, or the Placement Agent Warrant will be listed on any national securities exchange or other trading market, and no trading market for the Units, the Series R Warrants, the Series S Warrants, or the Placement Agent Warrant is expected to develop.

As previously reported, Dawson James Securities, Inc. (the “Placement Agent”) acted as placement agent for the offering, and in connection with the closing of the offering, the Company paid a cash fee of $231,000 to the Placement Agent. The Company also reimbursed $5,000 of the Placement Agent’s expenses and $35,000 of legal expenses of the Placement Agent. In addition, the Company issued the Placement Agent Warrant to the Placement Agent as described under Item 3.02 below. The terms of the Placement Agent Warrant are set forth under Item 3.02 below and incorporated herein by reference. As previously reported, the Investors have participated in the Company’s past securities offerings. The Company believes that one of the Investors became a beneficial owner of more than 5% of the Company’s Common Stock in connection with the offering.

The Company previously reported the terms of the Purchase Agreement, the Units, the terms of the Warrants, and the terms of the offering under Item 1.01 of its Current Report on Form 8-K filed on April 2, 2019, and such disclosure is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the April 2, 2019 closing of the offering described above, the Company also sold and issued to the Placement Agent for a sum of $100 a warrant (the “Placement Agent Warrant”) to purchase 1,389,474 shares of Common Stock (the “Placement Agent Warrant Shares”), pursuant to the terms of the engagement letter dated March 19, 2019 between the Company and the Placement Agent (the “Placement Agency Agreement”).

The Placement Agent Warrant is exercisable upon issuance and will remain exercisable until April 2, 2024. The initial exercise price of the Placement Agent Warrant is $0.25 per share, 125% of the public offering price per Primary Unit, subject to adjustments for stock splits and similar events (but not for subsequent issuances of securities). The holder of the Placement Agent Warrant may elect to exercise it through a cashless exercise at any time, regardless of whether the Placement Agent Warrant Shares are covered by a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), in which case the holder will receive upon such exercise the “net number” of shares of Common Stock determined according to the formula set forth in the Placement Agent Warrant and the Company will not receive the exercise price.

The holder may not exercise the Placement Agent Warrant and the Company may not issue shares of Common Stock under the Placement Agent Warrant if, after giving effect to the exercise or issuance, the holder together with its affiliates would beneficially own in excess of 4.99% of the outstanding shares of Common Stock. At the holder’s option, the cap may be increased or decreased to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to the Company.

The holder of the Placement Agent Warrant is entitled to acquire options, convertible securities or rights to purchase the Company’s securities or property granted, issued or sold pro rata to the holders of its Common Stock on an “as if exercised for Common Stock” basis. The holder of the Placement Agent Warrant is entitled to receive any non-cash dividend or other distribution of the Company’s assets (or rights to acquire its assets), at any time after the issuance of the Placement Agent Warrant, on an “as if exercised for Common Stock” basis.

The Placement Agent Warrant prohibits the Company from entering into transactions constituting a “fundamental transaction” (as defined in the Placement Agent Warrant) unless the successor entity assumes all of the Company’s obligations under the Placement Agent Warrant in a written agreement approved by the “required holders” of the Series R Warrant. Further, after a fundamental transaction, upon the request of the holder, the Company is required to purchase the Placement Agent Warrant for an amount equal to the “Black Scholes value” (as defined in the Placement Agent Warrant) of the remaining unexercised portion of the Placement Agent Warrant. The definition of “fundamental transactions” includes, but is not limited to, mergers, a sale of all or substantially all of the Company’s assets, certain tender offers and other transactions that result in a change of control.

Pursuant to FINRA Rule 5110(g), the Placement Agent Warrant and the underlying securities will not be transferable for 6 months from the date of issuance, except the transfer of any security:

•	by operation of law or by reason of reorganization of the Company;

•	to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;

•	if the aggregate amount of securities of the Company held by the holder of the Placement Agent Warrant or related persons do not exceed 1% of the securities being offered;

•	that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

The issuance of the Placement Agent Warrant was not registered under the Securities Act and was instead issued, and the Company expect to offer and sell the Placement Agent Warrant Shares, pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) promulgated under the Securities Act, or in the event of an issuance of Placement Agent Warrant Shares on a cashless basis, pursuant to the exemption provided in Section 3(a)(9) of the Securities Act.

The Placement Agent is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Placement Agent, either alone or together with its representatives, has enough knowledge and experience to be considered a sophisticated investor and has access to the type of information normally provided in a prospectus for a registered offering, and has agreed not to resell or distribute the Placement Agent Warrant or the Placement Agent Warrant Shares, as applicable, to the public except pursuant to sales registered or exempt from registration under the Securities Act. The Company will place a legend on any certificate or document representing the Placement Agent Warrant and the Placement Agent Warrant Shares stating that the issuance of such securities have not been registered under the Securities Act, and that such securities cannot be sold or otherwise transferred without registration or an exemption therefrom.

The Company previously reported the terms of the Placement Agency Agreement under Item 1.01 of its Current Report on Form 8-K filed on April 2, 2019, and such disclosure is incorporated herein by reference. The description of the Placement Agent Warrant is qualified in its entirety by reference to the copy of the Form of Placement Agent Warrant filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On April 3, 2019, the Company issued a press release announcing that it has closed the offering described in Item 1.01 above, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated by reference into this Item 7.01.

The information under this Item 7.01 and the press release attached hereto as Exhibit 99.1 are being furnished by the Company pursuant to Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information contained under this Item 7.01 and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01. Other Events.

As of April 2, 2019, after closing the offering described above, there were 108,902,751 shares of Common Stock issued and outstanding.

Immediately after the closing of the offering described above, there were issued and outstanding warrants exercisable for an aggregate of 28,693,334 shares of Common Stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Placement Agent Warrant, dated as of April 2, 2019, issued to Dawson James Securities, Inc.
99.1	Press Release issued by Real Goods Solar, Inc. on April 3, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine
Principal Financial Officer

Date: April 4, 2019